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                                                                  EXHIBIT 23(f)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of New National Grid plc of our report dated January 27, 2000 relating to the financial statements, which appears in Niagara
Mohawk Holdings, Inc.'s and Niagara Mohawk Power Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 27, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Syracuse, New York
December 4, 2000